                                                                     EXHIBIT 4.3

THIS WARRANT AND THE UNDERLYING SHARES OF THE COMMON STOCK OF THE COMPANY TO BE ACQUIRED UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, ASSIGNMENT OR TRANSFER.

THE TRANSFER OF THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO COMPLIANCE WITH THE CONDITIONS SPECIFIED BELOW, AND NO TRANSFER OF THIS WARRANT OR SUCH SHARES SHALL BE VALID UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

                        CLINICAL RESOURCE SYSTEMS, INC.

             COMMON STOCK PURCHASE WARRANT EXPIRING AUGUST 9, 1996

     This Is to Certify That, for value received, Dr. Robert G. McConnell (the "holder"), upon due exercise of this Warrant, is entitled to purchase from Clinical Resource Systems, Inc., a Texas corporation (the "Company"), before the close of business on August 9, 1996 (the "Expiration Date"), 66,670 shares of fully paid and nonassessable common stock $.002 par value, of the Company (the "Common Stock"), at a purchase price of $1.50 per share (the "Initial Purchase Price").

     This Warrant is hereinafter called the "Warrant" and the shares of Common Stock issuable upon exercise hereof are hereinafter called the "Warrant Shares".

     Section 1.  Exercise of Warrant. The holder of this Warrant may exercise
     -------------------------------
this Warrant for the purchase of the shares of Common Stock during such Exercise Periods and for such Exercise Amounts as set forth below:

           Exercise Periods               Exercise Amounts
           ----------------               ----------------
           8/9/91 - 8/8/92                13,334 shares not exercised
           8/9/92 - 8/8/93                13,334 shares
           8/9/93 - 8/8/94                13,334 shares
           8/9/94 - 8/8/95                13,334 shares
           8/9/95 - 8/8/96                13,334 shares

     The above options to exercise this Warrant shall be referred to herein as the "Exercise Options". In order to exercise any of the Exercise Options of this Warrant, the holder hereof shall deliver to the Company (i) a written notice of such holder's election to exercise such Exercise Option of this Warrant, (ii) payment of the aggregate purchase price of the shares of Common Stock being purchased by certified or cashier's check and (iii) this Warrant; provided that, in case such shares shall not have been registered under the Securities Act of 1933 (the "Securities

Act"), the Company may require that such holder furnish to the Company a written statement that such holder is purchasing such shares for such holder's own account for investment and not with a view to the distribution thereof, and that none of such shares will be offered or sold in violation of the provisions of the Securities Act or other applicable state securities law. Upon receipt thereof, the Company shall, as promptly as practicable, execute or cause to be executed and deliver to such holder a certificate or certificates representing the aggregate number of shares of Common Stock obtained pursuant to the exercise of the Exercise Option of this Warrant. The stock certificate or certificates so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or, subject to Section 3, such other name as shall be designated in said notice.

  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, and the Company shall make no cash adjustment in respect of any fraction of a share which would otherwise be issuable. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates under this Section, except that, in case such stock certificates shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificates or certificates shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above.

  The Company represents, warrants and agrees that all shares of Common Stock issuable upon any exercise of this Warrant shall be validly authorized and duly issued, fully paid and nonassessable.

  Prior to its exercise, this Warrant shall not entitle the holder hereof to any of the rights of a shareholder of the Company.

  Section 2. Transfer, Division and Combination. This Warrant is transferable in
  ----------------------------------------------
the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person. The Company, however, may treat the registered holder hereof as the owner hereof for all purposes until this Warrant shall have been surrendered for transfer as hereinafter provided.

  Section 3. Restrictions on Transfer; Compliance with Securities Act.
  --------------------------------------------------------------------
  A. This Warrant and the related Warrant Shares shall not be transferable except upon the conditions specified in this Section, which conditions are intended, among other things to insure compliance with the provisions of the Securities Act in respect of the transfer of this Warrant or such Warrant Shares.

  B. The holder of this Warrant by acceptance hereof agrees, prior to any transfer or attempted transfer of this Warrant or the related Warrant Shares, to give written notice to the Company of such holder's intention to effect such transfer. Each such notice (i) shall describe the manner and circumstances of the proposed transfer in sufficient detail and shall contain an undertaking by the person giving such notice to furnish such other information as may be required to enable counsel to render the opinions referred to below, and (ii) shall designate the counsel for the person giving such notice. The person giving such notice shall submit a copy thereof to the counsel designated in such notice and the Company shall submit a copy thereof to its counsel, and the following provisions shall apply:

          (1) If in the opinion of each such counsel the proposed transfer of this Warrant or the Warrant Shares may be effected without registration of this Warrant or the Warrant Shares under the Securities Act or other applicable state securities laws, the Company shall, as promptly as practicable, so notify the holder of this Warrant or the Warrant Shares and such holder shall thereupon be entitled to transfer this Warrant or the Warrant Shares in accordance with the terms of the notice delivered by such holder to the Company.

          (2) If in the opinion of either of such counsel the proposed transfer of this Warrant or the Warrant Shares may not be effected without registration of this Warrant or the Warrant Shares under the Securities Act or other applicable state securities laws, the Company shall, as promptly as practicable, so notify the holder of this Warrant or the Warrant Shares and the Company shall not be obligated to effect such transfer of this Warrant or the Warrant Shares, except pursuant to an offering made under a registration statement in accordance with applicable law.

     C. The holder of this Warrant or the Warrant Shares hereby covenants and agrees with the Company as follows:

         (1) The holder of this Warrant or Warrant Shares acknowledges being informed that this Warrant or the Warrant Shares must be held by it indefinitely unless this Warrant or the Warrant Shares are registered for sale by such holder under the Securities Act and other applicable state securities laws or an exemption from such registration is available. Each such holder understands that any routine sale of the Warrant Shares made in reliance upon Rule 144 promulgated under the Securities Act can be made only in limited amounts after the expiration of a period of two years from the date of receipt of the Warrant Shares and otherwise in accordance with the terms and conditions of the Rule, and further understands that in the event that such Rule is not applicable, compliance with Regulation A or some other registration exemption under the Securities Act will be required.

        (2) The Company may instruct its transfer agents not to transfer this Warrant or the Warrant Shares unless such agents have been advised by the Company or otherwise have been satisfied that such holder has complied with the provisions above described.

        (3) Such holder understands that the Company has not covenanted and is not obligated to furnish a registration statement under the Securities Act covering the Warrant Shares, to file a notification under Regulation A with respect to the Warrant Shares, or to take any other action that would make available an exemption from registration.

        (4) This Warrant may not be transferred in part without the prior consent of the Company, which consent may be granted or withheld in the sole discretion of the Company.

     Section 4. Adjustment of Purchase Price.
     ----------------------------------------

     A. As used herein:

        (1) "Purchase Price" at any time shall mean the price per share of Common Stock of the Company at which at such time this Warrant shall be exercisable (including the Initial Purchase Price) in accordance with the provisions hereof.

        (2) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Company without limit as to the amount or percentage; provided, however, that the term
     "Warrant Shares" shall mean only the Common Stock, $.002 par value, of the Company authorized at the date of this Warrant and stock of any other class into which said presently authorized Common Stock may hereafter have been changed. In case by reason of the operation of this Section 4 this Warrant shall be exercisable for any other shares of stock or other securities or property of the Company or of any other corporation, any reference herein to the exercise of this Warrant shall be deemed to refer to and include the exercise of this Warrant for such other shares of stock or other securities or property.

     B. The existence of this Warrant shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. The Purchase Price shall be subject to adjustment from time to time as hereinafter provided (such price or such price as last adjusted pursuant to the terms hereof as the case may be, being herein called the "Purchase Price"). Upon each adjustment of the Purchase Price the holder of this Warrant shall thereafter be entitled upon exercise of this Warrant, at the adjusted Purchase Price, the number of shares of Common Stock determined by (a) multiplying the Purchase Price in effect immediately prior to such adjustment by the number of Shares obtainable pursuant hereto immediately prior to such adjustment and (b) dividing the product thereof by the Purchase Price resulting from such adjustment.

          (1) If the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Purchase Price shall be reduced to the price, calculated to the nearest cent, determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Purchase Price and (b) the consideration, if any, received by the Company upon such issue or sale by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

          (2) If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then (a) the Purchase Price and number of shares of stock subject to this Warrant shall be appropriately adjusted in such a manner as to entitle the holder to receive upon exercise of this Warrant, for the same consideration, the same total number of shares as it would have received had it exercised this Warrant in full immediately prior to the event requiring the adjustment; and (b) the number of shares then reserved for issuance shall be adjusted by substituting for the total number and class of shares of stock then reserved that number of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

          (3) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, the holder of this Warrant shall, at no additional cost, be entitled upon exercise of this Warrant to receive in lieu of the number of shares as to which this Warrant shall then be so exercisable, the number of shares of stock or other securities or property to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number and class of shares as to which this Warrant shall be so exercised.

        (4) If the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while this Warrant remains outstanding after the effective date of such merger, consolidation or sale, as the case may be, the holder of this Warrant shall be entitled, upon exercise, to receive, in lieu of shares of Common Stock, shares of such stock or other securities or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale.

     Section 5. Special Agreements of the Company.
     ---------------------------------------------

     A. The Company covenants and agrees that it will reserve and set apart and have at all times a number of authorized but unissued shares of Common Stock deliverable upon the exercise of this Warrant or any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all its obligations thereunder; if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant at the Purchase Price then in effect, the Company will take such corporation as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     B. Whenever the number of shares purchasable under this Warrant or the Purchase Price shall be adjusted as required by the provisions of Section 4 hereof, the Company shall forthwith mail a notice setting forth the adjusted Purchase Price and the adjusted number of Warrant Shares for which this Warrant is exercisable to the registered holder of this Warrant at his last address as it shall appear on the registration books, but failure to give or receive such notice, or any defects therein, or in the mailing thereof, shall not affect such adjustment in Purchase Price.

     C. In case the Company proposes

        (1) to pay any stock dividend upon the Common Stock or make any distribution (other than ordinary cash dividends payable out of earnings) or offer any subscription or other rights to the holders of Common Stock, or

        (2) to effect any capital reorganization or reclassification of capital stock of the Company, or

          (3) to effect the consolidation, merger, sale of all or substantially all of the assets, liquidation, dissolution or winding up of the Company,

     then the Company shall cause notice of any such intended action to be given to the holder of this Warrant not less than 15 nor more than 30 days prior to the date on which the transfer books of the Company shall close or a record be taken for such dividend or distribution, or the date when such capital reorganization, reclassification, consolidation, merger, sale, liquidation, dissolution or winding up shall be effected, as the case may be.

     Section 6.  Notices. Any notice or other document required or permitted to
     -------------------
be given or delivered to the holder of this Warrant and the holders of the Warrant Shares shall be sent by certified or registered mail to each such holder at the address shown on such holder's Warrant or such other address as shall have been furnished to the Company in writing by such holder. Any notice or other document required or permitted to be given or delivered to the Company shall be sent by certified or registered mail to the principal office of the Company at 1111 West 6th Street, Suite 230, Austin, Texas 78703, or such other address as shall have been furnished to the holders of this Warrant and the holders of Warrant Shares by the Company.

     Section 7.  Limitation of Liability. No provision hereof, in the absence of
     -----------------------------------
affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by an authorized officer and accepted by the holder.


                                     CLINICAL RESOURCE SYSTEMS, INC.


                                     By: /s/ CHARLES B. OWEN, M.D.
                                         --------------------------
                                             Charles B. Owen, M.D.
                                             President

DATED: August 9, 1991


ACCEPTED on --------------


/s/ DR. ROBERT G. McCONNELL
---------------------------
    Dr. Robert G. McConnell

                                  ASSIGNMENT

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                     IF HE DESIRES TO TRANSFER THE WARRANT

     FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto ________________________ the right to purchase ________ shares of Common Stock, evidenced by the within Warrant, and does hereby irrevocably constitute and appoint __________________ Attorney to transfer the said Warrant on the books of the Company, with full power of substitution.


                                            ___________________________________
                                            Signature

Dated: _____________________________

In the presence of:                         ___________________________________

____________________________________        ___________________________________
                                            Address

     The Company hereby consents to the above assignment in part of ________
                                                         -------
shares of Common Stock.

                                        CLINICAL RESOURCE SYSTEMS, INC.

                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________


                                    NOTICE

     The signature of the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                              NOTICE OF EXERCISE

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                     IF HE DESIRES TO EXERCISE THE WARRANT

     The undersigned hereby exercises the right to purchase ________________ shares of stock covered by this Warrant according to the conditions thereof and herewith makes full payment of the Purchase Price of $________________ for such shares. Please issue a certificate representing said shares of Common Stock in the name of the undersigned.


                                            ___________________________________
                                            Signature

Dated: _____________________________        ___________________________________

                                            ___________________________________
                                            Address